Exhibit 99.1

AUTOBYTEL ANNOUNCES THAT NASDAQ LISTING COUNCIL WILL REVIEW

NASDAQ PANEL DECISION TO EXTEND COMPLIANCE DEADLINE; COMPANY

TO PROVIDE TO LISTING COUNCIL INFORMATION BY JUNE 20, 2005

Irvine, CA-May 23, 2005 — Autobytel Inc. (Nasdaq: ABTLE), a leading Internet automotive marketing services company, today announced that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) will review the April 7, 2005 decision of the Nasdaq Listing Qualifications Panel (the “Panel”) to extend the deadline to May 15, 2005 for the Company to come into full compliance with Nasdaq Marketplace Rule 4310(c)(14).

Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make, on a timely basis, all filings with the Securities and Exchange Commission required by the Securities Exchange Act of 1934, as amended.

In addition to the April 7, 2005 Panel decision described above, on May 17, 2005 the Panel further extended the deadline to May 31, 2005 for the Company to come into compliance with Nasdaq Marketplace Rule 4310(c)(14). The Panel’s decision to extend the deadline and continue the listing of the Company’s shares on The Nasdaq National Market is subject to the condition that the Company file, on or before May 31, 2005, its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004, its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, and all required restatements. In addition, the Company’s continued listing is conditioned on the Company timely filing all periodic reports with the Securities and Exchange Commission and Nasdaq for all reporting periods ending on or before December 31, 2006. The Company is working towards meeting the May 31, 2005 deadline.

The Company will have until June 20, 2005 to submit information for the Listing Council’s consideration. The Company cannot give any assurances as to what actions the Listing Council may take, but such actions could include delisting the Company’s shares from The Nasdaq National Market, even if the Company comes into full compliance with Nasdaq Marketplace Rule 4310(c)(14) prior to the Listing Council’s decision.

The Company cannot provide any assurance that its shares will not be delisted as a result of the Listing Council review process. In addition, if the Company is unable to comply with the conditions for continued listing required by the Panel, then its shares of common stock are subject to immediate delisting from The Nasdaq National Market. If the Company’s shares of common stock are delisted from The Nasdaq National Market, they may not be eligible to trade on any national securities exchange or the over-the-counter market. If the Company’s common stock is no longer traded through a market system, it may not be liquid, which could affect its price.

The Company intends to appeal any decision by the Panel to delist its shares from The Nasdaq National Market, but cannot provide any assurance that its appeal will be successful. Any such appeal will not stay the decision to delist the shares.

About Autobytel Inc.

Autobytel Inc. (Nasdaq: ABTLE), a leading Internet automotive marketing services company, helps retailers sell cars and manufacturers build brands through marketing, advertising, data and CRM (customer relationship management) products and programs. The Company owns and operates the automotive websites Autobytel.com, Autoweb.com, Carsmart.com, Car.com, AutoSite.com, Autoahorros.com, and CarTV.com, as well as AIC (Automotive Information Center), a trusted industry source of automotive marketing data and technology for over 20 years. Autobytel is also a leader in dealership lead management and CRM solutions and owns and operates AVV, Inc., a top provider of dealership CRM and sales management products, and Retention Performance Marketing, Inc., (RPM®), which powers dealerships with cutting-edge customer loyalty and retention marketing programs. Autobytel was the most visited new car buying and research destination in 2004, reaching millions of car shoppers as they made their vehicle buying decisions. Autobytel’s car-selling sites and lead management products are used by more of the nation’s top-100 e-dealers than any other program.

FORWARD-LOOKING STATEMENT DISCLAIMER

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, the economic impact of terrorist attacks or military actions, increased dealer attrition, pressure on dealer fees, increased or unexpected competition, the failure to realize anticipated synergies from acquired entities, costs related to acquisitions, failure to retain key employees at acquired entities, difficulties in successfully integrating the businesses and technologies of acquired entities and Autobytel, that actual costs and expenses exceed the charges taken by Autobytel, changes in laws and regulations, costs of defending lawsuits and undertaking investigations and related matters and other matters disclosed in Autobytel’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review our annual report on Form 10-K for the year ended December 31, 2003, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of our stock.

Contact:

Autobytel Inc.

Investor Relations

Jennifer Klein, Vice President, Investor Relations, 949.862.1362 (jenniferkl@autobytel.com)

Media Relations

Melanie Webber, Vice President, Corporate Communications, 949.862.3023 (melaniew@autobytel.com)